UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  December 10, 2020 (December 8, 2020)

OneMain Finance Corporation
(Exact name of registrant as specified in its charter)

Indiana	1-06155	35-0416090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 N.W. Second Street,
Evansville, Indiana 47708
(Address of principal executive offices)(Zip Code)

(812) 424-8031
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On December 8, 2020, OneMain Finance Corporation (“OMFC,” “we,” “us” or “our”) entered into an underwriting agreement (the “Underwriting Agreement”) with OneMain Holdings, Inc., the direct sole shareholder of OMFC (“OMH”), as guarantor, and RBC Capital Markets, LLC, Deutsche Bank Securities Inc. and Natixis Securities Americas LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale by OMFC of $850.0 million aggregate principal amount of our 4.000% Senior Notes due 2030 (the “2030 Notes”) in an underwritten public offering made pursuant to a registration statement and related prospectus supplement filed with the Securities and Exchange Commission.  As further described below, the offering is expected to close on December 17, 2020, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement includes customary representations, warranties and covenants by each of OMFC and OMH.  It also provides for customary indemnification by each of OMFC, OMH and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8‑K and is incorporated herein by reference.

OMFC intends to use the net proceeds from the offering to redeem the $650 million of remaining aggregate principal amount outstanding of OMFC’s 7.75% Senior Notes due 2021 (“2021 Notes”), as described further below under Item 8.01, and the remainder for general corporate purposes.

Certain of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with OMH, its subsidiaries or affiliates, including OMFC.  They have received, or may in the future receive, customary fees and commissions for these transactions.  Some of the underwriters and their affiliates have entered into, and may in the future enter into, financing arrangements (including offerings of asset-backed notes) in which they act as initial purchaser or serve as lender to OMH, its subsidiaries or affiliates, including OMFC.  In addition, certain of the Underwriters or their respective affiliates are holders of the 2021 Notes, and such Underwriters or their respective affiliates will therefore receive a portion of the net proceeds from the 2030 Notes offering in the redemption of the remaining aggregate principal amount outstanding of the 2021 Notes.

Item 8.01	Other Events.

On December 8, 2020, OMFC provided an irrevocable notice of its election to redeem all $650 million aggregate principal amount outstanding of the 2021 Notes, with a scheduled redemption date of January 8, 2021.  Pursuant to such notice, all of the outstanding 2021 Notes will be redeemed at a redemption price equal to the sum of (i) 100% of the principal amount of the notes being redeemed, plus (ii) the applicable “make-whole” premium (as set forth in the Indenture, dated as of September 24, 2013, between OMFC (formerly known as Springleaf Finance Corporation) and Wilmington Trust, National Association, as trustee), plus (iii) accrued and unpaid interest to, but excluding, the January 8, 2021 redemption date. The redemption of the 2021 Notes is not conditioned on the completion of the 2030 Notes offering.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
*1.1
Underwriting Agreement, dated as of December 8, 2020, among OneMain Finance Corporation, OneMain Holdings, Inc., and RBC Capital Markets, LLC, Deutsche Bank Securities Inc. and Natixis Securities Americas LLC, as representatives of the several underwriters named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEMAIN FINANCE CORPORATION

	By:	/s/ Micah R. Conrad
	Name:	Micah R. Conrad
	Title:	Executive Vice President and Chief Financial Officer

Date: December 9, 2020